As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-238875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	98-1448883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Riverview Drive Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address, including zip code, of registrant’s principal executive offices)

+44 1483 242200

(Registrant’s telephone number, including area code)

Linde Inc.	Linde Finance B.V.	Linde GmbH
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Netherlands	Germany
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
06-124-9050	80-8066286B01	N/A
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
10 Riverview Drive Danbury, Connecticut 06810-6268 +1 (203) 837-2000	Buitenveldertselaan 106 1081 AB Amsterdam The Netherlands +31 20 301 3800	Dr.-Carl-von-Linde-Strasse 6-14 82049 Pullach Germany +49 89 3575701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guillermo Bichara
Executive Vice President and Chief Legal Officer
Linde plc

Forge
43 Church Street West

Woking, Surrey GU21 6HT
United Kingdom
+44 1483 24220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susanna M. Suh, Esq. Timothy B. Howell, Esq. Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 (212) 701-3000	Byron Rooney, Esq. Leo Borchardt, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-238875) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Linde plc (formerly known as Rounderway plc), a public limited company incorporated under the laws of Ireland with registered number 606357 (the “Registrant”), as the successor registrant to Linde plc, a public limited company incorporated under the laws of Ireland with registered number 602527 (the “Predecessor Registrant”), to reflect a reorganization in accordance with the Irish Companies Act 2014 (the “Reorganization”).

The Reorganization was completed on March 1, 2023 pursuant to (i) the terms of the Scheme of Arrangement, dated as of December 9, 2022, between the Predecessor Registrant, and the holders of the Predecessor Registrant’s outstanding shares and (ii) the terms of the Common Draft Terms of Merger, dated as of December 2, 2022 (the “Terms of Merger”), between the Predecessor Registrant and the Registrant, pursuant to which the Predecessor Registrant was merged with and into the Registrant pursuant to a “merger by absorption” implemented pursuant to the provisions of Chapter 16 of Part 17 of the Irish Companies Act 2014, effective as of the Effective Time (as defined in the Terms of Merger), whereupon the separate corporate existence of the Predecessor Registrant ceased and the Registrant continued as the surviving entity (the “Merger”). In connection with the Merger, the Registrant changed its name from “Rounderway plc” to “Linde plc”. Upon consummation of the Merger, the Registrant, by operation of law, assumed all obligations of the Predecessor Registrant.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant hereby expressly adopts the Registration Statement (as amended by this Amendment) as its own registration statement, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462 under the Securities Act.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of Registration Statement on Form S-3, File No. 333-238875, effective as of June 2, 2020 (the “Original Registration Statement”).

Item 15. Indemnification of Directors and Officers.

The information set forth in this item is incorporated by reference from Item 15 of the Original Registration Statement.

Item 16. Exhibits.

Exhibit No.	Description of Document

1.1	Form of Standard Underwriting Agreement Provisions (including Forms of Terms Agreement) (Debt Securities, Preferred Shares and Ordinary Shares) (incorporated by reference to Exhibit 1.1 of the Original Registration Statement).

1.2*	Form of Underwriting Agreement (Depositary Shares, Warrants, Securities Purchase Contracts and Units).

3.1	Amended and Restated Memorandum and Articles of Association of Linde plc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38730) filed on March 1, 2023).

4.1	Description of Linde plc Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 001-38730) filed on March 1, 2023).

4.2	Form of Indenture for Debt Securities of Linde plc (including form of debt securities and related guarantees) (incorporated by reference to Exhibit 4.2 of the Original Registration Statement).

4.3.1	Indenture, dated as of August 10, 2020, by and among Linde Inc. (formerly known as Praxair, Inc.), the Predecessor Registrant and U.S. Bank National Association, as trustee (including form of debt securities and related guarantees) (incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Current Report on Form 8-K (File No. 001-38730) filed on August 10, 2020).

4.3.2	Supplemental Indenture, dated as of March 1, 2023, by and among Linde Inc., the Registrant, Linde GmbH and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to that certain indenture, dated as of August 10, 2020, by and among Linde Inc., the Predecessor Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38730) filed on March 1, 2023).

4.4	Form of Indenture for Debt Securities of Linde Finance B.V. (including form of debt securities and related guarantees) (incorporated by reference to Exhibit 4.4 of the Original Registration Statement).

4.5*	Form of Deposit Agreement and Deposit Receipt.

4.6*	Form of Warrant Agreement (including form of warrant).

4.7*	Form of Securities Purchase Contract.

4.8*	Form of Securities Purchase Unit Agreement.

Exhibit No.	Description of Document

4.9*	Form of Unit Agreement.

5.1	Opinion of Cahill Gordon & Reindel LLP.

5.2	Opinion of Arthur Cox.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.3	Consent of Arthur Cox (included in Exhibit 5.2).

24.1	Powers of attorney (Linde plc) (included on the signature pages hereof).

24.2	Powers of attorney (Linde Inc.) (included on the signature pages hereof).

24.3	Powers of attorney (Linde Finance B.V.) (included on the signature pages hereof).

24.4	Powers of attorney (Linde GmbH) (included on the signature pages hereof).

25.1	Statement of Eligibility of Trustee on Form T-1 for Debt Securities of Linde plc. (incorporated by reference to Exhibit 25.1 of the Original Registration Statement).

25.2	Statement of Eligibility of Trustee on Form T-1 for Debt Securities of Linde Inc. (incorporated by reference to Exhibit 25.2 of the Original Registration Statement).

25.3	Statement of Eligibility of Trustee on Form T-1 for Debt Securities of Linde Finance B.V. (incorporated by reference to Exhibit 25.3 of the Original Registration Statement).

99.1	Scheme of Arrangement, dated as of December 9, 2022, among the Predecessor Registrant and the holders of the Predecessor Registrant’s outstanding ordinary shares (incorporated by reference to Annex A of Schedule 14A filed by the Predecessor Registrant on December 9, 2022).

99.2	Common Draft Terms of Merger, dated as of December 2, 2022, between the Predecessor Registrant and the Registrant (incorporated by reference to Annex C of Schedule 14A filed by the Predecessor Registrant on December 9, 2022).

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17. Undertakings.

A.	Rule 415 Offering

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Linde plc’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.	Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woking, United Kingdom, on March 1, 2023.

LINDE PLC

By:	/s/ Matthew J. White
Name:	Matthew J. White
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Matthew J. White, Chris Cossins, Guillermo Bichara and Sue Kelly, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on March 1, 2023.

Signature	Title
/s/ Sanjiv Lamba Sanjiv Lamba	Principal Executive Officer and Director

/s/ Matthew J. White Matthew J. White	Principal Financial Officer

/s/ Kelcey E. Hoyt Kelcey E. Hoyt	Principal Accounting Officer

/s/ Stephen F. Angel Stephen F. Angel	Chairman of the Board

/s/ Dr. Ann-Kristin Achleitner Dr. Ann-Kristin Achleitner	Director

/s/ Dr. Thomas Enders Dr. Thomas Enders	Director

/s/ Edward G. Galante Edward G. Galante	Director

/s/ Hugh Grant Hugh Grant	Director

/s/ Josef Kaeser Josef Kaeser	Director

/s/ Dr. Victoria Ossadnik Dr. Victoria Ossadnik	Director

/s/ Martin H. Richenhagen Martin H. Richenhagen	Director

/s/ Alberto Weisser Alberto Weisser	Director

/s/ Robert L. Wood Robert L. Wood	Director

/s/ Guillermo Bichara Guillermo Bichara	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on March 1, 2023.

LINDE INC.

By:	/s/ Matthew J. White
Name:	Matthew J. White
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Matthew J. White, Anne Boyd and Guillermo Bichara, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on March 1, 2023.

Signature	Title
/s/ Sanjiv Lamba Sanjiv Lamba	Principal Executive Officer

/s/ Matthew J. White Matthew J. White	Principal Financial Officer and Principal Accounting Officer

/s/ Guillermo Bichara Guillermo Bichara	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, Netherlands, on March 1, 2023.

LINDE FINANCE B.V.

By:	/s/ Regina McKeon
Name:	Regina McKeon
Title:	Member of the Management Board

POWER OF ATTORNEY

Each person whose signature appears below appoints Anne Boyd, her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on March 1, 2023.

Signature	Title
/s/ Regina McKeon Regina McKeon	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

/s/ Anne Boyd Anne Boyd	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde GmbH certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pullach, Germany, on March 1, 2023.

LINDE GMBH

By:	/s/ Sean Durbin
Name:	Sean Durbin
Title:	Executive Vice President EMEA

By:	/s/ Matthias von Plotho
Name:	Matthias von Plotho
Title:	Senior Vice President Finance EMEA

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Daniel Geiger and Dirk Diefenbach, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on March 1, 2023.

Signature	Title
/s/ Sean Durbin Sean Durbin	Principal Executive Officer and Director

/s/ Matthias von Plotho Matthias von Plotho	Principal Financial Officer, Principal Accounting Officer and Director

/s/ Anne Boyd Anne Boyd	Authorized Representative in the United States